UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 28, 2015

STRATEX OIL & GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 S. Main, Suite 900, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

(801) 519-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 17, 2015, the Company filed a Form 10-K/A with the SEC that included revisions to the original Form 10-K filed on April 16, 2015.  One of the identified revisions made was a new reserve engineer report dated July 7, 2015, that revised certain 2014 proved reserve amounts from those included in the original Form 10-K filing.  Also included within the Form 10-K/A filing were modified versions of the predecessor auditor reports for the fiscal 2014 and 2013 reporting periods.  The Company did not inform either of the predecessor auditors or the Company’s current auditors that a Form 10-K/A was being filed or that the Company was using reproduced versions of the predecessor auditors’ reports within the filing.  Effectively, none of the changes or content included within the Form 10-K/A was reviewed by any of the predecessor auditors or current auditor prior to being filed by the Company.

On July 21, 2015, one of the predecessor auditors discovered that the Form 10-K/A had been filed and immediately notified the Company and current auditor that required down to date audit procedures had not been performed in accordance with auditing standards and firm policy.  Accordingly, the audit report included within the Form 10-K/A filing contained uncompleted procedures and was not authorized for reissuance or reproduction.  As of the date of this 8-K filing the predecessor firm preliminarily identified that the audit report date for the 2014 audit period included in the Form 10-K/A filing had been erroneously changed.  Other errors and changes, if any, might be identified once the required down to date procedures have been completed. Until the required down to date audit procedures can be completed, there are no authorized and issued audit reports associated with the financial statements included within the Form 10-K/A filing.  As such, those related financial statements cannot be relied upon until these required down to date procedures are completed and appropriate changes are made to the Form 10-K/A filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
16.3*	Mantyla McReynolds letter dated July 28, 2015.

* Included herewith.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: July 28, 2015	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer

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